UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 14, 2011

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Skinny Nutritional Corp. (the “Company”) has entered into agreements with certain accredited investors pursuant to which the investors agreed to purchase from the Company shares of shares of Common Stock, par value $0.001 per share (the “Common Stock”) of the Company in separate transactions, as described in Item 3.02 of this Current Report on Form 8-K, below. Additional information required to be disclosed in this Item 1.01 concerning these transactions is incorporated herein by reference from Item 3.02 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported, in March 2011, the Company commenced a private offering (the “Offering”) on a “best efforts” basis pursuant to which it is offering an aggregate amount of $2,000,000 of shares of common stock at $0.03 per share of common stock, plus an oversubscription right of up to $500,000 of additional shares of common stock. On July 14, 2011, the Company terminated further selling efforts in connection with the Offering and as of such date, the Company had accepted subscriptions for 73,483,333 shares of Common Stock for total gross proceeds of $2,204,500. The total net proceeds derived from the Offering, after payment of offering expenses and commissions, are approximately $2,170,000. The Company intends to use the proceeds from the Offering for working capital and general corporate purposes. The Company agreed to pay commissions to registered broker-dealers that procured investors in the Offering of 10% of the proceeds received from such purchasers and to issue such persons such number of shares of restricted common stock as equals 5% of the total number of shares of Common Stock sold in the Offering to investors procured by them.

The securities offered have not been registered under the Securities Act or any state securities laws and were offered in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act or any state Regulation D, promulgated thereunder.  Such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sales of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.  The disclosure is being issued pursuant to and in accordance with Rule 135c promulgated under the Act.

Subsequently, on July 14, 2011, the Company entered into a stock purchase agreement with an individual accredited investor in a separate transaction pursuant to which such investor purchased 16,666,667 shares of Common Stock and warrants to purchase 16,666,667 shares of Common Stock for a total purchase price of $500,000. The warrants are exercisable for a period of 36 months at an exercise price of $0.05 per share. The purchase price for the securities sold to this investor was $0.03 per share. The Company intends to use the proceeds from this transaction for working capital and general corporate purposes. The securities of the Company offered and sold to this investor were offered and sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) as a transaction not involving any public offering. The investor represented to the Company that it is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act, that it acquired the securities for investment purposes and that such securities were issued without any form of general advertising or general solicitation. Such securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Michael Salaman
Name: Michael Salaman
Title: Chief Executive Officer
Date: July 20, 2011